UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
First Business Financial Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

notice of 2009 annual meeting of shareholders
proxy statement

First Business Financial Services, Inc.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 4, 2009
To the Shareholders of
First Business Financial Services, Inc.:
     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of First Business Financial Services, Inc. (the “Company”) will be held on Monday, May 4, 2009, at 6:00 P.M., local time, at the Fluno Center for Executive Education located at 601 University Avenue, Madison, Wisconsin 53715, for the following purposes:
     1. To elect three Class II directors to hold office until the 2012 annual meeting of shareholders and until their successors are duly elected and qualified.
     2. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
     The close of business on March 4, 2009 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.
     You may vote your shares over the Internet at www.investorvote.com, by calling toll-free within the U.S., Canada and Puerto Rico at 1-800-652-VOTE (8683), by completing and mailing the enclosed proxy card, or in person at the 2009 annual meeting of shareholders. You may revoke your proxy at any time prior to the vote at the meeting and vote your shares in person at the meeting or by using any of the voting options provided. Please review the enclosed proxy statement and proxy card and follow the directions carefully in exercising your vote.

By Order of the Board of Directors FIRST BUSINESS FINANCIAL SERVICES, INC. Barbara M. Conley SVP, General Counsel & Corporate Secretary

Madison, Wisconsin
April 1, 2009
     Your vote is important no matter how large or small your holdings may be. To assure your representation at the meeting, please vote by completing and returning the enclosed proxy card, by attending the annual meeting of shareholders, by telephone or over the Internet. Instructions for all three methods of voting in advance of the annual meeting are included on the enclosed proxy card.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 4, 2009: Copies of this Notice, Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008 are available at www.firstbusiness.com/proxymaterials.

First Business Financial Services, Inc.
401 Charmany Drive
Madison, Wisconsin 53719
PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 4, 2009
     This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of First Business Financial Services, Inc. (the “Company”) beginning on or about April 1, 2009 in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Monday, May 4, 2009, at 6:00 P.M., local time, at the Fluno Center for Executive Education at 601 University Avenue, Madison, Wisconsin 53715, and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.
     Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or at the Annual Meeting.
     A proxy, in the enclosed form, that is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained in the proxy. The shares represented by executed but unmarked proxies will be voted FOR the three persons nominated for election as directors referred to in this proxy statement and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of three directors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.
     Only holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on March 4, 2009 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 2,544,519 shares of Common Stock, each of which is entitled to one vote per share.
ELECTION OF DIRECTORS
     The Company’s By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect three directors to hold office until the 2012 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the three persons named as nominees herein. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Each director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Votes will be tabulated by an inspector of elections appointed by the Board.

     The following sets forth certain information, as of February 16, 2009, about the Board’s nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.
Nominees for Election at the Annual Meeting
Terms expiring at the 2012 Annual Meeting
     Mark D. Bugher, age 60, has served as a Director of the Company since July 2005 and is a member of the Audit Committee and the Compensation Committee. Mr. Bugher has served as the Director of University Research Park in Madison, Wisconsin since 1999. Prior to this role, Mr. Bugher served as the Secretary of the State of Wisconsin Department of Administration from 1996 to 1999. From 1988 to 1996, he served as Secretary of the State of Wisconsin Department of Revenue. Mr. Bugher serves in leadership positions as chair or board member to many organizations promoting economic development in Wisconsin.
     Corey A. Chambas, age 46, has served as a Director since July 2002, as Chief Executive Officer of the Company since December 2006 and as President of the Company since February 2005. He served as Chief Operating Officer of the Company from February 2005 to September 2006 and as Executive Vice President of the Company from July 2002 to February 2005. He served as Chief Executive Officer of the Company’s First Business Bank subsidiary from July 1999 to September 2006 and as President of First Business Bank from July 1999 to February 2005. He currently serves as a Director of the following subsidiaries of the Company: First Business Bank-Milwaukee, First Business Equipment Finance, LLC, First Business Capital Corp, First Madison Investment Corp. and FMCC Nevada Corp.
     Gary E. Zimmerman, age 67, has served as a Director of the Company since April 1991 and is Chair of the Compensation Committee and of the Corporate Governance and Nominating Committee. Mr. Zimmerman has been Chairman of Terra Engineering and Construction Corporation from March 1974 to the present. In addition, he was President and Chief Executive Officer of Terra from March 1973 to November 1999.
THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” SUCH NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” SUCH NOMINEES.
Directors Continuing in Office
Terms expiring at the 2011 Annual Meeting
     Jerome J. Smith, age 64, has served as a Director of the Company since December 1989, and Chair of the Board of Directors of the Company since July 2006. He served as Chief Executive Officer from December 1989 to December 2006. He served as President of the Company from December 1989 to February 2005. He also served as President and Chief Executive Officer of the Company’s First Business Bank subsidiary from December 1989 to July 1999 and as Chairman of its Board of Directors from April 2001 to December 2003.
     Leland C. Bruce, age 68, has served as a Director of the Company since December 2001, and is a member of the Corporate Governance and Nominating Committee and the Compensation Committee. In addition, he serves as a Director of First Business Bank and First Business Capital Corp., and sits on the Directors’ Loan Committee of each of these subsidiaries of the Company. Mr. Bruce is the founder and President, Chief Executive Officer and Chairman of the Bruce Company of Wisconsin, Inc., a company providing landscaping and golf course construction services.

     Loren D. Mortenson, age 69, has served as a Director of the Company since January 1994 and is a member of the Compensation Committee. He served as Chairman of Mortenson, Matzelle & Meldrum, Inc., an independent insurance agency, from 1968 to 2007.
Terms expiring at the 2010 Annual Meeting
     Jan A. Eddy, age 59, has served as a Director of the Company since October 2003 and is a member of the Audit Committee and the Corporate Governance and Nominating Committee. She also serves as the Chair of the Board of Directors of the Company’s First Business Bank subsidiary and sits on the Governance Committee. She has served as a Director of First Business Bank since April 1990. Ms. Eddy served as President and Chief Executive Officer of Wingra Technologies, a designer and distributor of software, from October 1991 to January 2005. Quest Software purchased Wingra Technologies in January 2005. Ms. Eddy held the position of Business Development Executive at Quest Software from January 2005 to October 2005.
     John M. Silseth, age 53, has served as a Director of the Company since October 2006 and is a member of the Audit Committee and the Compensation Committee. He also serves as Chair of the Board of Directors of the Company’s First Business Bank-Milwaukee subsidiary and sits on the Directors’ Loan Committee. Mr. Silseth has been President of Antietam LLC, a private investment firm located in Milwaukee, Wisconsin, since 1986. He also serves on the Board of Directors of various Antietam portfolio companies, other privately held companies, and charitable organizations.
     Dean W. Voeks, age 66, has served as a Director of the Company since April 1996, is Chair of the Audit Committee and is a member of the Corporate Governance and Nominating Committee. From January 1991 until October 2001, Mr. Voeks was the President and Chief Executive Officer of Chorus Communications Group Ltd., a telecommunications company.
BOARD OF DIRECTORS
Independent Directors and Meeting Attendance
     Of the nine directors currently serving on the Board of Directors, the Board has determined that Leland C. Bruce, Mark D. Bugher, Jan A. Eddy, Loren D. Mortenson, John M. Silseth, Dean W. Voeks and Gary E. Zimmerman are “independent directors” as that term is defined in the listing standards of The Nasdaq Stock Market, Inc.
     Directors are expected to attend the Company’s annual meeting of shareholders each year. Eight of the nine directors who were directors at the time of the Company’s 2008 Annual Meeting attended the meeting.
     The Board held nine meetings in 2008. Each director who was a director in 2008 attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period in which the director served and (2) the total number of meetings held by all committees of the Board on which such director served during the period in which the director served in 2008.
Committees
     The Board has a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. Each of these committees has the responsibilities set forth in formal written charters adopted by the Board. Copies of these charters are available free of charge on the Company’s website located at www.firstbusiness.com.

     The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s accounting and financial reporting processes and the audits of the financial statements of the Company. The Audit Committee presently consists of Dean W. Voeks (Chair), Mark D. Bugher, Jan A. Eddy and John M. Silseth, each of whom meets the independence standards of The Nasdaq Stock Market, Inc. and the Securities and Exchange Commission for audit committee members. The Board has determined that John M. Silseth qualifies as an “audit committee financial expert,” as that term is defined by the Securities and Exchange Commission, because he has the requisite attributes through his education and experience. The Audit Committee held five meetings in 2008.
     The Compensation Committee reviews and recommends to the Board the compensation structure for the Company’s directors, officers and other managerial personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation, and administers the Company’s equity incentive plans. Gary E. Zimmerman (Chair), Leland C. Bruce, Mark D. Bugher, Loren D. Mortenson and John M. Silseth are the current members of the Compensation Committee, each of whom meets the independence standards of The Nasdaq Stock Market, Inc. for compensation committee members. The Compensation Committee held six meetings in 2008.
     The Corporate Governance and Nominating Committee’s primary functions are to: (1) recommend persons to be selected by the Board as nominees for election as directors, (2) recommend persons to be elected to fill any vacancies on the Board, (3) lead the Board in its annual review of Board performance and (4) develop and recommend to the Board corporate governance principles, policies and procedures. The Corporate Governance and Nominating Committee consists of Gary E. Zimmerman (Chair), Leland C. Bruce, Jan A. Eddy and Dean W. Voeks, each of whom meets the independence standards of The Nasdaq Stock Market, Inc. for nominating committee members. The Corporate Governance and Nominating Committee held three meetings in 2008.
Nominations of Directors
     The Corporate Governance and Nominating Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Corporate Governance and Nominating Committee should be sent to the Corporate Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company’s By-laws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give notice of an intent to make such a nomination to the Corporate Secretary of the Company not less than 60 days or more than 90 days prior to the date of the previous year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days).
     In identifying and evaluating nominees for director, the Corporate Governance and Nominating Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. The Corporate Governance and Nominating Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each nominee to determine if their election would further the goals described above, the Corporate Governance and Nominating Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. In addition, the Board and the Corporate Governance and Nominating Committee believe that the following specific qualities and skills are necessary for all directors to possess:

•	A director must display high personal and professional ethics, integrity and values.

•	A director must have the ability to exercise sound business judgment.

•	A director must be accomplished in his or her respective field, with broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	A director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

•	A director must be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

•	A director must have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of the Company’s business.
     The Board also believes the following qualities or skills are necessary for one or more directors to possess:
•	One or more of the directors generally should be active or former executive officers of public or private companies or leaders of major complex organizations, including commercial, scientific, government, educational and other similar institutions.

•	Directors must be selected so that the Board is a diverse body.
Communications with the Board of Directors
     Shareholders may communicate with the Board by writing to First Business Financial Services, Inc., Board of Directors (or, at the shareholder’s option, to a specific director), c/o Barbara M. Conley, SVP, General Counsel and Corporate Secretary, 401 Charmany Drive, Madison, Wisconsin 53719. The Corporate Secretary will ensure that the communication is delivered to the Board or the specified director, as the case may be.

REPORT OF THE AUDIT COMMITTEE
     In accordance with its written charter, the Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s accounting and financial reporting processes and the audits of the financial statements of the Company.
     In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2008 Annual Report on Form 10-K with the Company’s management and independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.
     The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance.” In addition, the Company’s independent registered public accounting firm provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis. The Audit Committee has considered whether the provision of the services related to the Audit-Related Fees, Tax Fees and All Other Fees set forth in “Miscellaneous—Independent Registered Public Accounting Firm” was compatible with maintaining the independence of the independent registered public accounting firm and determined that such services did not adversely affect the independence of the firm.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.
     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.
AUDIT COMMITTEE
Dean W. Voeks, Chair
Mark D. Bugher
Jan A. Eddy
John M. Silseth

PRINCIPAL SHAREHOLDERS
Management and Directors
     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 4, 2009 by: (i) each director and director nominee; (ii) each of the executive officers named in the “Summary Compensation Table”; and (iii) all of the directors, director nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned. As of March 4, 2009, there were 2,544,519 shares of Common Stock outstanding.

	Shares of		Percent of
	Common Stock		Common Stock
Name of Beneficial Owner	Beneficially Owned		Beneficially Owned
Gary E. Zimmerman	94,436	(1)	3.7%
Corey A. Chambas	88,941	(2)	3.4%
Leland C. Bruce	74,670	(3)	2.9%
Jerome J. Smith	57,685		2.3%
John M. Silseth	32,893		1.3%
Michael J. Losenegger	27,375	(2)	1.0%
Charles H. Batson	21,075		*
Loren D. Mortenson	10,000		*
Jan A. Eddy	7,428		*
Dean W. Voeks	5,335		*
Mark D. Bugher	1,500		*
All directors, nominees and executive officers as a group (16 persons)	515,081	(2)(4)	19.5%

*	Denotes less than 1%.

1)	Includes 5,732 shares held by Mr. Zimmerman’s spouse through an IRA.

2)	Includes the following number of shares of Common Stock that may be purchased under stock options which, as of March 4, 2009, were currently exercisable or were exercisable within 60 days: Mr. Chambas, 34,432 shares; Mr. Losenegger, 17,500 shares; and all directors, nominees and executive officers as a group, 92,616 shares.

3)	Includes 6,096 shares held by Mr. Bruce’s spouse and 12,500 shares held by LCB, LLC., an entity owned by Mr. Bruce.

4)	Includes 15,583 shares held by spouses of the group.

Other Beneficial Owners
     The following table sets forth certain information regarding beneficial ownership as of December 31, 2008 by the only other person known to the Company to own more than 5% of the outstanding Common Stock. The beneficial ownership information set forth below is based on information available to us through December 31, 2007, the last date for which such information was made available to the Company. Mr. Jacobsen has not filed reports on Schedule 13-D or Schedule 13-G with respect to his ownership of Common Stock, so the Company cannot provide any assurance that his ownership has not changed since that time.

Name and Address of	Shares of Common Stock
Beneficial Owner	Beneficially Owned	Percent of Class

Sam Jacobsen 3541 Bishops Way Middleton, WI 53562	341,536	13.4%

SUMMARY COMPENSATION TABLE
     The following table sets forth for each of the named executive officers: (1) the dollar value of base salary and bonus earned; (2) the dollar value of the compensation cost of all outstanding stock and option awards recognized over the requisite service period, computed in accordance with FAS 123R (without reduction for estimated forfeitures); (3) the dollar value of earnings under the non-equity incentive plan; (4) the change in pension value; (5) all other compensation; and (6) the dollar value of the total compensation. The named executive officers are Corey A. Chambas, President and Chief Executive Officer of the Company, Charles H. Batson, President and Chief Executive Officer of First Business Capital Corp. and Michael J. Losenegger, Chief Operating Officer of the Company.

						Non-equity	(b)
				(a)		incentive	Change in	(c)
				Stock	Option	plan	pension	All other
		Salary	Bonus	awards	awards	compensation	value	compensation	Total
Name and principal position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Corey A. Chambas, President &	2008	276,265	0	76,476	0	45,694	38,204	16,055	452,694
Chief Executive Officer	2007	265,000	0	79,699	0	86,417	34,168	18,011	483,295

Charles H. Batson, President & Chief Executive Officer	2008	204,500	0	47,550	0	46,810	0	14,986	313,846
First Business Capital Corp.	2007	197,500	0	49,624	0	89,902	0	16,112	353,138

Michael J. Losenegger	2008	191,400	0	44,380	0	21,781	0	16,536	274,097
Chief Operating Officer	2007	183,600	0	46,115	0	40,282	0	15,909	285,906

a)	The value of the restricted stock award is computed by multiplying the number of shares granted times the market value on the grant date. See “Outstanding Equity Awards at December 31, 2008.”

b)	The change for Mr. Chambas is the increase in the present value of the amount due at normal retirement under his supplemental retirement and change of control agreement. Under the agreement, the Company will be obligated to pay Mr. Chambas a normal retirement benefit consisting of ten annual payments of sixty percent of his salary (as defined in the agreement) upon Mr. Chambas’ separation from service with the Company at or after normal retirement (as defined in the agreement).

c)	The Company provided a 3% 401(k) match in 2008 and 2007 and a 1.82% discretionary 401(k) profit sharing contribution in 2008 and a 2.76% profit sharing contribution in 2007 for each of the named executive officers as follows: Mr. Chambas, $6,900 and $4,186 for 2008 and $6,750 and $6,210 for 2007; Mr. Losenegger, $6,900 and $4,186 for 2008 and $5,508 and $5,711 for 2007; Mr. Batson, $6,900 and $4,186 for 2008 and $6,003 and $6,209 for 2007. Mr. Chambas and Mr. Losenegger have the use of vehicles owned by the Company. The other compensation listed is the value of their personal mileage, included as a “taxable fringe” on their respective W-2’s. Mr. Batson receives a $325 per month automobile allowance.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008
     The following table sets forth information on outstanding option and stock awards held by the named executive officers at December 31, 2008, including the number of shares underlying both exercisable and unexercisable portions of each stock option, and the expiration date of each outstanding option.

	Option Awards				Stock Awards
	Number of	Number of				Number	Market value
	Securities	securities				of shares	of shares or
	Underlying	underlying		(a)		or units of	units of
	Unexercised	unexercised	Option	Option	(b)	stock that	stock that
	options (#)	options (#)	expiration	expiration	Grant	have not	have not
Name and principal position	exercisable	unexercisable	price ($)	date	date	vested (#)	vested ($)

Corey A. Chambas	7,432	0	19.00	10/15/11
President & Chief Executive	10,000	0	22.00	1/27/13
Officer	10,000	0	24.00	10/18/14
	5,250	1,750	25.00	2/17/15
					2/1/06	1,500	19,500
					10/18/06	1,750	22,750
					07/16/07	2,982	38,766
					07/23/08	4,825	62,725

Charles H. Batson, President & Chief Executive Officer					1/3/06	3,000	39,000
First Business Capital Corp					7/16/07	1,857	24,141
					07/23/08	3,000	39,000

Michael J. Losenegger	5,000	0	22.00	1/27/13
Chief Operating Officer	2,500	0	22.00	10/20/13
	5,000	0	24.00	10/18/14
	3,750	1,250	25.00	2/17/15
					2/1/06	838	10,894
					9/21/06	950	12,350
					7/16/07	1,725	22,425
					07/23/08	2,800	36,400

a)	All option grants vest at 25% per year for four years from the grant date. Option grants that expire on 10/15/2011, 1/27/2013, 10/20/2013, and 10/18/2014 are fully vested; option grants that expire on 2/17/2015 are 75% vested with 25% vesting on 02/17/2009.

b)	All restricted stock grants vest at 25% per year for four years from the grant date. The unvested restricted stock will vest as follows. For the grant dated 2/01/2006 to Mr. Chambas: 750 will vest on 2/1/2009 and 750 will vest on 2/1/2010. For the grant dated 10/18/2006 to Mr. Chambas: 875 will vest on 10/18/2009 and 875 will vest on 10/18/2010. For the grant dated 7/16/2007 to Mr. Chambas: 994 will vest on 7/16/2009, 994 will vest on 7/16/2010 and 994 will vest on 7/16/2011. For the grant dated 7/23/2008 to Mr. Chambas: 1,206 will vest on 7/23/2009, 1,206 will vest on 7/23/2010, 1,206 will vest on 7/23/2011 and 1,207 will vest on 7/23/2012. For the grant dated 1/3/2006 to Mr. Batson: 1,500 will vest on 1/3/2009, 1,500 will vest on 1/3/2010. For the grant dated 7/16/2007 to Mr. Batson: 619 will vest on 7/16/2009, 619 will vest on 7/16/2010 and 619 will vest on 7/16/2011. For the grant dated 7/23/2008 to Mr. Batson: 750 will vest on 7/23/2009, 750 will vest on 7/23/2010, 750 will vest on 7/23/2011 and 750 will vest on 7/23/2012. For the grant dated 2/1/2006 to Mr. Losenegger: 419 will vest on 2/1/2009 and 419 will vest on 2/1/2010. For the grant dated 9/21/2006 to Mr. Losenegger: 475 will vest on 9/21/2009 and 475 will vest on 9/21/2010. For the grant dated 7/16/2007 to Mr. Losenegger: 575 will vest on 7/16/2009, 575 will vest on 7/16/2010 and 575 will vest on 7/16/2011. For the grant dated 7/23/2008 to Mr. Losenegger: 700 will vest on 7/23/2009, 700 will vest on 7/23/2010, 700 will vest on 7/23/2011 and 700 will vest on 7/23/2012.

DISCLOSURE REGARDING TERMINATION AND
AND CHANGE IN CONTROL PROVISIONS
     On January 1, 2005, First Business Bank, a subsidiary of the Company, amended and restated an agreement with Corey Chambas, President and Chief Executive Officer of the Company and former President and Chief Executive Officer of First Business Bank. The agreement provides Mr. Chambas with retirement and death benefits as well as certain change in control benefits as outlined below.
     Mr. Chambas is entitled to a change in control benefit if, within two years after the change in control, one of the following occurs:
i)	The Company terminates Mr. Chambas’ employment without cause;

ii)	Mr. Chambas terminates his employment within three months after being demoted or moved outside Milwaukee, Ozaukee, Waukesha, or Dane counties;

iii)	Mr. Chambas terminates his employment within three months after his salary is reduced by 10% or more without his agreement; or

iv)	Mr. Chambas voluntarily terminates his employment within three months of the change in control.
     If Mr. Chambas’ employment is terminated pursuant to (i), (ii), or (iii), the amount of the change in control benefit payable to Mr. Chambas is equal to the aggregate of the fair value of Mr. Chambas’ unvested stock options and restricted shares issued by the Company calculated as of the date of his termination or separation from employment, plus such additional amount as will, when added to any parachute payment, as defined in Section 280G of the Internal Revenue Code, made to Mr. Chambas contingent upon the change in control, equal 2.99 times his salary. In the event the amount is greater than the amount allowable as defined in Section 280G, Mr. Chambas will be paid the lesser amount. If Mr. Chambas’ employment is terminated pursuant to (iv), the change in control benefit payable to Mr. Chambas is equal to two times his salary, unless it is greater than the amount allowable as defined in Section 280G, in which event the lesser amount would be paid to Mr. Chambas.
     Under the agreement, Mr. Chambas is prohibited from competing with the Company for a period of two years after the termination of his employment.
     A “change in control” of the Company is deemed to have occurred if: (i) any person becomes the beneficial owner of securities of the Company representing at least fifty percent of the combined voting power of the Company’s then outstanding securities; (ii) during any twelve consecutive months, individuals who, at the beginning of the twelve month period constitute the Board, cease for any reason to constitute a majority of the Board; provided, however, a change in control shall not occur pursuant to this provision, if a new director is approved by a vote of at least a majority of the directors serving on the Board, and these directors either were directors at the beginning of the twelve month period or whose election or nomination for election was so approved; or (iii) the shareholders of the Company approve: (A) a plan of complete liquidation of the Company; (B) an agreement for the sale or disposition of all or substantially all of the Company’s assets; or (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding prior thereto continuing to represent at least fifty percent of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after or within one year following such merger, consolidation, or reorganization.

     The following table describes the potential payments upon termination or a change in control for Mr. Chambas. The table assumes that his employment was terminated on December 31, 2008, and the price per share was $13.00, the closing price of the Company’s Common Stock on December 31, 2008. A description of the circumstances that would trigger payments or the provision of benefits to Mr. Chambas, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding the agreement, as well as other material assumptions that the Company has made in calculating the estimated compensation in the following table.

					(a)
					Termination
					by Company
					not for Cause	(a)
					or by	Voluntary
					Executive for	Termination
	Termination				Good Reason	by Executive
	by Company	Termination			Following	Within Three
	for Cause or	by Company		Change in	Change in	Months of a
	by Executive	not for Cause	Death	Control	Control	Change in
Executive Benefits and Payments upon:	($)	($)	($)	($)	($)	Control ($)
Compensation
Severance	0	745,916	0	0	833,655	745,916
Consulting Agreement	0	10,000	0	0	10,000	10,000
Stock Options Unvested & Accelerated	0	0	0	0	0	0
Restricted Stock Unvested & Accelerated	0	0	143,741	143,741	0	0
Benefits and Perquisites
Supplemental Retirement Benefits	0	0	1,500,000	0	0	0
Total	0	755,916	1,643,741	143,741	843,655	755,916

(a)	The total benefit to Mr. Chambas excludes the value received through the acceleration of unvested stock options and restricted stock because the value is transferred upon the occurrence of a change in control and is not contingent upon a separation from the Company.
     The amounts listed in the table above are those benefits and payments that would become due and payable as if the event occurred on December 31, 2008. Mr. Chambas’ other potential benefits do not become vested either partially or completely until December 1, 2016.
     The agreement also provides that, in the event Mr. Chambas dies while in the employ of the Company, the Company shall pay to his designated beneficiary or to his estate, the sum of $1,500,000. The death benefit is paid over a period of ten years beginning on the 15th day of the month immediately following Mr. Chambas’ death. Under normal circumstances, the death benefit is paid in lieu of, rather than in addition to the retirement benefit. If, however, the amount of normal or early retirement benefit Mr. Chambas would be entitled to on the day of his death exceeds the amount of the death benefit, the retirement benefit shall be paid as a replacement for the death benefit.
     If Mr. Chambas is terminated for a reason other than cause prior to a change in control or more than two years after a change in control, he will be entitled to a severance benefit equal to the greater of two times his salary (defined above) or the amount of any early or normal retirement benefit. If Mr. Chambas is terminated for cause, all of the Company’s obligations to pay any benefit under the agreement shall immediately become null and void.

     “Cause” shall be determined by the Board, in the exercise of good faith and reasonable judgment, and shall generally mean any of the following:
i)	The willful, intentional, and continued failure by Mr. Chambas to substantially perform his duties to the best of his ability after a written demand for performance is delivered by the board to Mr. Chambas that identifies the failure to perform such duties if such failure is not remedied within ninety calendar days after receipt of the written demand by Mr. Chambas;

ii)	The occurrence of Mr. Chambas’ conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony substantially related to the circumstances of his duties; or material breach by Mr. Chambas of the bank laws of Wisconsin or the United States or any regulation issued by state or federal regulatory authority having jurisdiction over the banking affairs of the First Business Bank, or any of its subsidiary, parent, or affiliated organizations; or an act that disqualifies Mr. Chambas from serving as an officer or director of a bank under Wisconsin or federal banking laws.
     On February 6, 2006, First Business Capital Corp. (“FBCC”), a subsidiary of First Business Bank, entered into an Executive Change in Control Severance Agreement with Charles H. Batson, President and Chief Executive Officer of FBCC. The Agreement was amended and restated on February 1, 2007 and again on August 6, 2007.
     The agreement is triggered by a change in control of FBCC or the Company and requires FBCC or the Company to make payment of severance benefits to Mr. Batson if any event defined as a qualifying termination occurs. A qualifying termination is defined as:
i)	Separation from service with FBCC or the Company due to FBCC’s or the Company’s involuntary termination of Mr. Batson’s employment without cause; or

ii)	Separation from service with FBCC or the Company due to Mr. Batson’s termination of employment for good reason, meaning any one or more of the following:
•	A material reduction of Mr. Batson’s authorities, duties, or responsibilities as President and CEO;

•	A requirement that Mr. Batson move to a location in excess of one hundred miles from his principal job location;

•	A reduction in Mr. Batson’s base salary in effect at the time of the change in control;

•	The failure of the FBCC or the Company to continue Mr. Batson’s participation in employee benefit programs, non-equity incentive programs, or other compensation arrangements then in effect;

•	The failure of FBCC or the Company to obtain a satisfactory agreement from any successor to the Company to perform the Company’s obligations under this agreement;

•	A material breach of this agreement by FBCC or the Company that is not remedied within ten business days of receipt of a written notice of the breach delivered to FBCC or the Company by Mr. Batson.

     The following table describes the payments that would be made to Mr. Batson if a qualified termination had occurred on December 31, 2008.
Charles H. Batson

Change in
Control
resulting in
a Qualified
Termination
Executive Benefits and Payments upon:	($)
Compensation
Non Equity Incentive Plan	46,810
Severance	480,575
Restricted Stock Unvested & Accelerated	102,141
Benefits and Perquisites
Health Benefits	19,572
Total	649,098
     If Mr. Batson becomes entitled to severance benefits, FBCC is obligated to pay to and provide him with:
i)	A lump sum cash amount equal to Mr. Batson’s unpaid base salary, accrued vacation pay, and unreimbursed business expenses from the most recently completed fiscal year;

ii)	Any amount payable to Mr. Batson under the non-equity incentive compensation plan then in effect;

iii)	A cash amount equal to two times Mr. Batson’s annual base salary;

iv)	A lump sum cash amount equal to the greater of (i) Mr. Batson’s then current target incentive compensation opportunity established under any annual non-equity incentive plan; or (ii) his target incentive compensation opportunity in effect prior to the change in control; and

v)	The continuation of Mr. Batson’s health insurance coverage for eighteen months from the effective date of termination.
     Subject to certain exceptions, a “change in control” will occur if any of the following events occur, provided that, for purposes of this definition, “Company” includes both FBCC and First Business Financial Services, Inc.:
i)	The acquisition by any individual, entity, or group, of beneficial ownership of more than fifty percent of the combined voting power of the Company’s outstanding securities with respect to the election of directors of the Company;

ii)	The consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however a Corporate Transaction pursuant to which all or substantially all of the individuals or entities who are the beneficial owners of the Company immediately prior to the Corporate Transaction will beneficially own, directly or indirectly, more than fifty percent of the outstanding shares of common stock of the resulting entity and of the combined voting power of the outstanding securities entitled to vote for the election of directors of such entity; or

iii)	During any period of not more than twelve consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director whose election by the Board of Directors of the Company or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority.
     On August 6, 2007, the Company entered into an Executive Change in Control Severance Agreement with Michael J. Losenegger, Chief Operating Officer of the Company. The agreement is triggered by a change in control of the Company and requires the Company to make payment of severance benefits to Mr. Losenegger if any event defined as a qualifying termination occurs. A qualifying termination is defined as:
i)	Separation from service with the Company due to the Company’s involuntary termination of Mr. Losenegger’s employment without cause; or

ii)	Separation from service with the Company due to Mr. Losenegger’s termination of employment for good reason, meaning any one or more of the following:
•	A material reduction of Mr. Losenegger’s authorities, duties, or responsibilities as Chief Operating Officer;

•	A requirement that Mr. Losenegger move to a location in excess of one hundred miles from his principal job location;

•	A reduction in Mr. Losenegger’s base salary in effect at the time of the change in control;

•	The failure of the Company to continue Mr. Losenegger’s participation in employee benefit programs, non-equity incentive programs, or other compensation arrangements then in effect;

•	The failure of the Company to obtain a satisfactory agreement from any successor to the Company to perform the Company’s obligations under this agreement;

•	A material breach of this agreement by the Company that is not remedied within ten business days of receipt of a written notice of the breach delivered to the Company by Mr. Losenegger.

     The following table describes the payments that would be made to Mr. Losenegger if a qualified termination had occurred on December 31, 2008.
Michael J. Losenegger

Change in
Control
resulting in
a Qualified
Termination
Executive Benefits and Payments upon:	($)
Compensation
Non Equity Incentive Plan	21,781
Severance	430,650
Restricted Stock Unvested & Accelerated	82,069
Benefits and Perquisites
Health Benefits	15,953
Total	550,453
     If Mr. Losenegger becomes entitled to severance benefits, the Company is obligated to pay to and provide him with:
i)	A lump sum cash amount equal to Mr. Losenegger’s unpaid base salary, accrued vacation pay, and unreimbursed business expenses from the most recently completed fiscal year;

ii)	Any amount payable to Mr. Losenegger under the non-equity incentive compensation plan then in effect;

iii)	A cash amount equal to two times Mr. Losenegger’s annual base salary;

iv)	A lump sum cash amount equal to the greater of (i) Mr. Losenegger’s then current target incentive compensation opportunity established under any annual non-equity incentive plan; or (ii) his target incentive compensation opportunity in effect prior to the change in control; and

v)	The continuation of Mr. Losenegger’s health insurance coverage for eighteen months from the effective date of termination.
     Subject to certain exceptions, a “change in control” will occur if any of the following events occur:
i)	The acquisition by any individual, entity, or group, of beneficial ownership of more than fifty percent of the combined voting power of the Company’s outstanding securities with respect to the election of directors of the Company;

ii)	The consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however a Corporate Transaction pursuant to which all or substantially all of the individuals or entities who are the beneficial owners of the Company immediately prior to the Corporate Transaction will beneficially own, directly or indirectly, more than fifty percent of the outstanding shares of common stock of the resulting entity and of the combined voting power of the outstanding securities entitled to vote for the election of directors of such entity; or

iii)	During any period of not more than twelve consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director whose election by the Board of Directors of the Company or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority.
DIRECTOR COMPENSATION
     In 2008, each of the non executive officer directors of the Company received an annual retainer of $20,000. The Chair of the Board of Directors of the Company received an additional annual retainer of $10,000. The Chair of the Compensation Committee and the Chair of the Corporate Governance and Nominating Committee received an additional annual retainer of $3,000, while the Chair of the Audit Committee received an additional annual retainer of $5,000. Non executive officer board and committee members were paid $750 for each board and committee meeting attended in person or via teleconference. All director and committee fees were paid in cash.

					Change in
					pension value
				Non-equity	and
	Fees	(a)		incentive	nonqualified	(b)
	earned or	Stock	Option	plan	deferred	All other
	paid in	awards	awards	compensation	compensation	compensation	Total
Name	cash ($)	($)	($)	($)	earnings ($)	($)	($)
Leland C. Bruce	33,500	0	0	0	0	20,690	54,190
Mark D. Bugher	34,250	0	0	0	0	0	34,250
Jan A. Eddy	31,250	0	0	0	0	15,240	46,490
Loren D. Mortenson	29,750	0	0	0	0	0	29,750
John M. Silseth	32,000	0	0	0	0	13,925	45,925
Jerome J. Smith	36,750	0	0	0	0	64,049	100,799
Dean W. Voeks	37,750	0	0	0	0	0	37,750
Gary E. Zimmerman	39,500	0	0	0	0	0	39,500

(a)	Mr. Smith has 2,258 restricted shares outstanding as of 12/31/2008.

(b)	Includes Company subsidiary board and committee fees.
Mr. Smith’s total includes $54,222 of compensation for consulting services as an employee. Mr. Smith’s total also includes $1,627 of employer 401(k) match.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and holders of 10% or more of the outstanding Common Stock of the Company (“10% holders”) to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that, during the fiscal year ended December 31, 2008, all of its directors and executive officers complied with the Section 16(a) filing requirements. The Company has not been able to confirm that Sam Jacobsen, the Company’s only 10% holder, filed all reports required to be filed pursuant to Section 16(a).

RELATED PARTY TRANSACTIONS
     Under its written charter, the Audit Committee is responsible for reviewing related party transactions and potential conflicts of interest. The Audit Committee is also responsible for reviewing, on an annual basis, the FRB Regulation O Report prepared by management and the FR Y-6 Report filed with the Federal Reserve Bank. The Company’s executive officers and directors and their associates have been, and the Company anticipates that they will continue to be, clients of the Company’s subsidiary banks, First Business Bank and First Business Bank-Milwaukee (the “Banks”) in the ordinary course of business, which includes maintaining deposit, trust and other fiduciary accounts and obtaining loans. The Banks have granted various types of loans to the Company’s executive officers and directors, and to entities controlled by them. As of December 31, 2008, such loans were made consistent with similar practices in the banking industry generally, were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank’s other clients, did not involve more than the normal risk of collectibility or present other unfavorable features, and were subject and made in accordance with Federal Reserve Bank Regulation O. All extensions of credit made to the Company’s directors are approved by the Banks’ Boards as insider loans under Regulation O requirements.
MISCELLANEOUS
Independent Registered Public Accounting Firm
     KPMG LLP acted as the independent registered public accounting firm for the Company in 2008. The Audit Committee is solely responsible for the selection, retention, oversight and, when appropriate, termination of the Company’s independent registered public accounting firm. Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.
     The fees to KPMG LLP for the fiscal years ended December 31, 2008 and 2007 were as follows:

	2008	2007
Audit Fees(1)	$156,000	$150,000
Audit-Related Fees	—	—
Tax Fees(2)	135,930	47,040
All Other Fees	—	—
Total	$291,930	$197,040

(1)	Audit fees consist of fees incurred in connection with the audit of annual financial statements, the review of interim financial statements included in the quarterly reports on Form 10-Q, the issuance of consents and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)	Tax fees consist of fees incurred in connection with tax return preparation, tax planning, tax compliance and related tax advice.
     The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management. During 2008, no fees to the independent registered public accounting firm were approved pursuant to the de minimis exception under the Securities and Exchange Commission’s rules.

Shareholder Proposals
     Proposals that shareholders of the Company intend to include in the Company’s proxy statement for the 2010 annual meeting and present at the 2010 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must be received by the Company by the close of business on December 3, 2009. In addition, a shareholder who otherwise intends to present business at the 2010 annual meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company’s By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-Laws, to the Corporate Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the previous year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under the By-Laws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to present at the 2010 annual meeting but do not intend to include in the Company’s proxy statement for such meeting) after February 3, 2010 and before March 5, 2010, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2010 annual meeting. If the Board chooses to present such proposal at the 2010 annual meeting, then the persons named in proxies solicited by the Board for the 2010 annual meeting may exercise discretionary voting power with respect to such proposal.
Other Matters
     The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.
     Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling or writing Barbara M. Conley, SVP, General Counsel and Corporate Secretary, First Business Financial Services, Inc., 401 Charmany Drive, Madison, Wisconsin 53719.

By Order of the Board of Directors FIRST BUSINESS FINANCIAL SERVICES, INC. Barbara M. Conley SVP, General Counsel and Corporate Secretary

April 1, 2009

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by
1:00 a.m., Central Time, on May 4, 2009.
Vote by Internet
• Log on to the Internet and go to
  www.investorvote.com
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United
  States, Canada & Puerto Rico any time on a touch tone
   telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in	X
this example. Please do not write outside the designated areas.

  Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.

1. Class II Director Nominees:
	For	Withhold		For	Withhold		For	Withhold
01 - Mark D. Bugher*	[ ]	[ ]	02 - Corey A. Chambas*	[ ]	[ ]	03 - Gary E. Zimmerman*	[ ]	[ ]

* All nominees to the Board of Directors of the Corporation to serve for three year terms expiring in 2012.

To transact such other business as may properly come before the meeting or any postponement or adjournment thereof. The Corporation is not aware of any such business.
B Non-Voting Items

Change of Address — Please print your new address below.	Meeting Attendance

	Mark the box to the right if you plan to attend the Annual Meeting.	[ ]

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign and mail in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If stock is held jointly or in two or more names, all persons so named should sign. A corporation should sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

  Proxy – First Business Financial Services, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
MAY 4, 2009
The undersigned appoints Barbara M. Conley and Corey A. Chambas, and each or either of them, proxies of the undersigned, with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of First Business Financial Services, Inc. (“the Corporation”) held of record by the undersigned at the close of business on March 4, 2009 at the Annual Meeting of Shareholders of First Business Financial Services, Inc. to be held on May 4, 2009 or any postponement or adjournment thereof.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ITEM 1 ON THE REVERSE SIDE. IN THE ABSENCE OF AN INDICATION TO THE CONTRARY, THIS PROXY WILL BE VOTED “FOR” ITEM 1 ON THE REVERSE SIDE, AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.
(Continued and to be voted on reverse side.)
THANK YOU FOR VOTING